Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of lululemon athletica inc. of our report dated March 26, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in lululemon athletica inc.'s Annual Report on Form 10-K for the 52-week period ended January 28, 2018. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, British Columbia, Canada
January 25, 2019